EXHIBIT 16.1


December 27, 2005



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         RE:      Alpha Innotech Corp. (formerly Xtrana, Inc.)
                  File No. 001-14257

Dear Sirs:

We have read Item 4.01(a) of Alpha Innotech Corp. Form 8-K, dated December 27, 2005, and are in agreement with the statements contained in Item 4.01(a) therein as they relate to us.

Very truly yours,



/s/ HEIN & ASSOCIATES LLP
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    Hein & Associates LLP